GUARANTY

This GUARANTY, dated as of February 11, 2011 (this “Guaranty”), is executed by Rand Logistics, Inc. (“Guarantor”), to and for the benefit of Reserve Holdings, LLC and Buckeye Holdings, LLC (each, a “Payee” and collectively, “Payees”).

RECITALS

           WHEREAS, pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of the date hereof among Black Creek Shipping Company, Inc., Black Creek Holding Company, Inc. (“Black Creek Holdings”), each direct or indirect wholly-owned subsidiaries of Guarantor, and Payees, Black Creek Holdings is obligated to (i) pay the Deferred Payments (as defined in the Asset Purchase Agreement), (ii) make the payments under the Note (as defined in the Asset Purchase Agreement) and (iii) pay all reasonable legal and other costs, expenses and fees incurred by Payees in collection or enforcement of the Note or payment of the Deferred Payments (the obligations of Black Creek Holdings described in the foregoing clause (i), (ii) and (iii) collectively being referred to herein as the “Obligations”), and

WHEREAS, as a condition precedent to Payees’ agreement to enter into the Asset Purchase Agreement, Payees required the execution and delivery by Guarantor of this Guaranty.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor hereby agrees as follows:

1.           Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guaranties to Payees the punctual payment and performance of the Obligations when due, whether at stated maturity or by acceleration or otherwise.  This Guaranty is a present and continuing guaranty of payment and not of collectability, and Payees shall not be required to prosecute collection, enforcement or other remedies against Guarantor before calling on Guarantor for payment. If for any reason Black Creek Holdings shall fail or be unable to pay, punctually and fully, any of the Obligations, Guarantor shall pay such Obligations to Payees in full immediately upon demand. One or more successive actions may be brought against Guarantor, as often as Payees deem advisable.  The definition of “Obligations” also includes the amount of any payments made to Payees on behalf of Black Creek Holdings which are recovered from Payees by a trustee, receiver, creditor or other party pursuant to applicable federal or state law (the “Surrendered Payments”).  In the event that Payees make any Surrendered Payments (including pursuant to a negotiated settlement), the Surrendered Payments shall immediately be reinstated as Obligations, regardless of whether Payees have surrendered or cancelled this Guaranty prior to returning the Surrendered Payments.

2.           Continuing Guaranty. Guarantor agrees that performance of the Obligations by Guarantor shall be a primary obligation and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including:

(a)           any amendment, modification or other change in the Asset Purchase Agreement or the Note, except to the extent so amended, modified or changed;

(b)           any failure, omission or delay on the part of Payees to give notice to Guarantor of any default under this Guaranty or, except to the extent required under the Note; or

(c)           any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in the Asset Purchase Agreement or the Note, except to the extent so waived, compromised, released, settled or extended.

3.           Waivers. Guarantor expressly and unconditionally waives (a) notice of any of the matters referred to in Section 2 above, (b) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor with respect to its guaranty of the Obligations (excluding, for the avoidance of doubt, all notices required under the terms and conditions of the Asset Purchase Agreement and the Note), including any demand, presentment and protest, proof of notice of nonpayment under the Note, (c) any requirement of diligence on the part of any person or entity, (d) any requirement on the part of Payees to exhaust any remedies and (e) any notice of any sale, transfer or other disposition of any right, title or interest of Payees under the Asset Purchase Agreement or the Note.

4.           Successors and Assigns; Joint and Several Liability. This Guaranty shall inure to the benefit of Payees and their respective successors and assigns. This Guaranty shall be binding on Guarantor and the successors and assigns of Guarantor.

5.           No Waiver of Rights. No delay or failure on the part of Payees to exercise any right, power or privilege under this Guaranty shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

6.           General Reservation of Rights.  Notwithstanding anything to the contrary contained herein, Guarantor shall have all defenses to payment or performance of the Obligations that the Black Creek Holdings has or would have pursuant to the terms and conditions of the Asset Purchase Agreement and the Note.

7.           Termination.  This Guaranty, and the obligations of Guarantor hereunder, shall terminate and be of no further force or effect upon the date on which all Obligations have been, or been deemed, satisfied.

8.           Modification. The terms of this Guaranty may be waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective except upon the written agreement of both parties hereto.

9.           Subordination.   Guarantor, for itself and its successors, covenants and agrees, and each holder of the Subordinated Indebtedness (as hereinafter defined), by such holder's acceptance thereof, likewise covenants and agrees, that the payment of the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner immediately hereinafter set forth, in right of payment to the prior payment in full in cash of all Senior Indebtedness (as hereinafter defined).  For all purposes hereof, a payment or distribution on account of the Subordinated Indebtedness may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of the Subordinated Indebtedness shall include, without limitation, any redemption, purchase or other acquisition of the Subordinated Indebtedness.  The subordination provisions herein set forth are made for the benefit of the holders of the Senior Indebtedness (the “Senior Creditors”), and such holders may proceed to enforce such provisions.

"Subordinated Indebtedness" means all principal, interest, fees, indemnities and other amounts owing by the Guarantor pursuant to or in connection with this Guaranty.

"Senior Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of the Guarantor under, in connection with, or evidenced by, that certain Amended and Restated Guaranty dated as of February 13, 2008, among the Guarantor, the other guarantors named therein and General Electric Capital Corporation, as agent (the "Agent") (as from time to time amended, modified, restated, refunded or replaced, the "Senior Guaranty"), including, without limitation, all guaranteed principal, premium (if any), interest (including Post-Petition Interest, as hereafter defined), fees, costs, expenses and liabilities provided for therein and any renewals, extensions, modifications and refundings of such indebtedness and (ii) any indebtedness, obligations and liabilities of any and every kind and nature hereafter arising, contingent or otherwise, incurred by Guarantor in replacement of, or in connection with a refinancing of, the indebtedness, obligations and liabilities under the Senior Guaranty, whether or not held by the holders of the Senior Guaranty in whole or in part.  "Post-Petition Interest" shall mean interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Guarantor, at the rate applicable to such Senior Indebtedness pursuant to the Senior Guaranty or other document governing the Senior Indebtedness, whether or not such interest is allowed as a claim enforceable against the Guarantor in a bankruptcy case under Title 11 of the United States Code, and any other interest that would have accrued but for the commencement of such proceedings.

(a)           Distribution on Dissolution, Liquidation and Reorganization.  Upon any distribution of assets of the Guarantor, upon any foreclosure, dissolution, winding up or liquidation of the Guarantor, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Guarantor, or any of its property, and whether in bankruptcy, insolvency or receivership proceedings or otherwise, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor or otherwise or upon any exercise by the Senior Creditors of any of their rights and remedies under any document evidencing Senior Indebtedness,

(i)           the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the holder or holders of the Subordinated Indebtedness are entitled to receive any payment with respect to the Subordinated Indebtedness; and

(ii)           any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities or by set-off or otherwise, to which the holder or holders of the Subordinated Indebtedness would be entitled except for the provisions hereof (except for any distribution of securities which are subordinated ("Exchange Securities"), to at least the same extent as the Subordinated Indebtedness, to the payment of all Senior Indebtedness or securities issued in exchange for Senior Indebtedness then outstanding) shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and, if any holder of Subordinated Indebtedness does not file a proper claim or proof of debt therefor prior to thirty (30) days before the expiration of the time to file such claim, then the Senior Creditors are hereby authorized and empowered to demand, sue for, collect and receive every such payment or distribution described herein.

(b)           Default Under Senior Indebtedness.  Unless the foregoing paragraph (a) shall be applicable, upon the occurrence and continuance of any event of default with respect to the Senior Indebtedness or of any event which constitutes, or after notice or lapse of time or both would constitute such an event of default, or if the making of any payment on account of the Subordinated Indebtedness would create such an event of default (an “Event of Default”), then (i) no payment or distribution of any assets of the Guarantor of any kind or character, whether in cash, property or securities or by set-off or otherwise, shall be made by or on behalf of the Guarantor on account of the Subordinated Indebtedness and (ii) no holder of Subordinated Indebtedness will take action to accelerate the Subordinated Indebtedness or commence, cause the commencement of, participate in or support any action or proceeding (whether at law or in equity) against the Guarantor or any subsidiary of Guarantor (other than Black Creek Shipping Company, Inc. and Black Creek Shipping Holding Company, Inc. (unless the holder of Subordinated Indebtedness is otherwise prohibited from taking of any such action)) to recover all or any part of the Subordinated Indebtedness or any action to commence or prosecute any bankruptcy or similar proceedings in respect of the Guarantor or any subsidiary (other than Black Creek Shipping Company, Inc. and Black Creek Shipping Holding Company, Inc. (unless the holder of Subordinated Indebtedness is otherwise prohibited from taking of any such action)) (unless the Agent shall have agreed in writing in advance to, and shall have joined in, such proceeding), until the date such Event of Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of such Senior Indebtedness shall have been rescinded or annulled or such Senior Indebtedness shall have been paid in full in cash, after which (subject to the other provisions of this paragraph (b)) the Guarantor shall resume making any and all required payments in respect of the Subordinated Indebtedness, including all accrued and unpaid payments.

(c)           Payment Remittance.  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor, or any payment by or on behalf of the Guarantor, of any kind or character, whether in cash, property or securities or by set-off or otherwise, prohibited by any of the foregoing paragraphs (a) or (b) shall be paid to or received by any holder of Subordinated Indebtedness, then and in such event such payment or distribution shall be held in trust for the benefit of the Senior Creditors and paid over and delivered forthwith to the Agent, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash.

(d)           Subrogation.  If any amount payable in respect of the Subordinated Indebtedness is paid over to the Senior Creditors, then subject to the payment in full in cash of all Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Guarantor applicable to Senior Indebtedness until the principal of and interest on the Subordinated Indebtedness shall be paid in full and, for the purposes of such subrogation, no such payments or distributions to the Senior Creditors of cash, property or securities otherwise distributable to the holder or holders of the Subordinated Indebtedness shall, as between the Guarantor, its creditors other than the holders of Senior Indebtedness, and the holder or holders of the Subordinated Indebtedness, be deemed to be a payment by the Guarantor to or on account of Senior Indebtedness.

(e)           Delivery of Instruments; Notice from the Guarantor.  If any holder of Subordinated Indebtedness does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to thirty (30) days before the expiration of the time to file such claim in such proceeding, then the holder of any such Senior Indebtedness shall be hereby irrevocably appointed the agent and attorney-in-fact (in its own name or in the name of any holder of any Subordinated Indebtedness or otherwise), but shall have no obligation, to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments for or on behalf of such holder.

Each holder of the Subordinated Indebtedness agrees that, while it shall retain the right to vote its claim and otherwise act in any bankruptcy, insolvency or similar proceedings related to the Guarantor (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), such holder will not take any acts or vote in any way so as to contest the enforceability of the subordination provisions set forth herein.

(f)           Notice of Certain Events.  The Guarantor shall give prompt written notice to the holders of the Subordinated Indebtedness and the Senior Creditors of any dissolution, winding up, liquidation, reorganization, readjustment, arrangement or similar proceeding, assignment for the benefit of creditors, or any marshalling of assets and liabilities, in respect of the Guarantor, and shall also give prompt written notice to each such person of any event or condition which, pursuant to the subordination provisions set forth herein, prevents payment by the Guarantor on account of the Subordinated Indebtedness.

(g)           Reliance re Identification of Persons.  Upon any distribution of assets of the Guarantor or payments by or on behalf of the Guarantor referred to herein, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in paragraph (a) hereof are pending and upon a certificate of the debtor in possession, bankruptcy trustee, liquidating trustee or agent or other Person making any distribution to the holders of the Subordinated Indebtedness for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, and all other facts pertinent thereto.

(h)           Reliance on Subordination.  Each holder of the Subordinated Indebtedness by its acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Senior Creditor to acquire and continue to hold the Senior Indebtedness and such holder of the Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Indebtedness and shall be deemed a third party beneficiary of such provisions.

(i)           Waiver and Consent.  Each holder of the Subordinated Indebtedness waives any and all notice of the acceptance of these provisions or of the creation, renewal, refinancing, replacement, extension or accrual, now or at any time in the future, of any Senior Indebtedness or of the reliance of the holders of the Senior Indebtedness on these provisions.  Each holder of the Subordinated Indebtedness acknowledges and agrees that (i) the subordination provisions set forth herein shall be specifically enforceable against such Persons by the holders of the Senior Indebtedness, and (ii) without notice to or further assent by it, the Senior Indebtedness may from time to time, in whole or in part, be renewed, replaced, refinanced, extended, increased, refunded or released by the holders thereof, as they may deem advisable, that the loan agreements and any other instruments or documents executed and delivered in connection therewith may be amended, modified, supplemented, replaced or terminated, that any collateral security for any such Senior Indebtedness may from time to time, in whole or in part, be exchanged, sold, or surrendered by the holders thereof, as they may deem advisable, and that such holders may take any other action they may deem necessary or appropriate in connection with the Senior Indebtedness, all without in any manner or to any extent impairing or affecting the obligations of the Guarantor to the holders of the Subordinated Indebtedness.

(j)           Subordination Unaffected by Certain Events.  The rights set forth herein of the holders of the Senior Indebtedness as against each holder of the Subordinated Indebtedness shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(i)           any act or failure to act on the part of the Guarantor; or

(ii)           any extension or indulgence in respect of any payment or prepayment of the Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of the Senior Indebtedness; or

(iii)           any amendment, modification, replacement, refinancing or waiver of, or addition or supplement to, or deletion for, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

(iv)           any exercise or nonexercise by any holder of Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or the Subordinated Indebtedness or any waiver of any such right, power, privilege or remedy or any default in respect of such Senior Indebtedness or the Subordinated Indebtedness, or any receipt by any holder of Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; or

(v)           any merger or consolidation of the Guarantor or any of its subsidiaries into or with any of its subsidiaries or into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Guarantor or any of its subsidiaries to any other Person; or

(vi)           the absence of any notice to, or knowledge by, any holder of the Subordinated Indebtedness of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).

(k)           Reinstatement of Subordination.  The obligations of each holder of the Subordinated Indebtedness under the subordination provisions set forth herein shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Indebtedness that is rescinded or must otherwise be returned by the holder of such Senior Indebtedness upon the occurrence or as a result of any proceeding, all as though such payment had not been made.

(L)           No Impairment.  It is understood that the provisions set forth herein are and are intended solely for the purpose of defining the relative rights of the holder or holders of the Subordinated Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand.  Nothing contained herein is intended to or shall impair, as between the Guarantor, its creditors other than the holders of Senior Indebtedness, and the holder or holders of the Subordinated Indebtedness, the obligation of the Guarantor, which is unconditional and absolute, to pay to the holder or holders of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holder or holders of the Subordinated Indebtedness and creditors of the Guarantor other than the holders of Senior Indebtedness.

10.           Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Guarantor and Payees shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

11.           Applicable Law. This Guaranty shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof.

12.           Jurisdiction; Waiver of Jury Trial.  Guarantor and Payees consent to the jurisdiction and venue of the state and federal courts located in Wilmington, Delaware with respect to any legal action, in tort or contract, arising directly or indirectly from this Agreement or the relationship created hereby.  This provision shall not bar enforcement of a provisional, extraordinary, in-rem or post-judgment remedy in any court whose original jurisdiction is essential or exclusive as to that remedy, despite the above consent to jurisdiction.  GUARANTOR AND PAYEES IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM (WHETHER BASED ON CONTRACT TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY.

13.           Notices. All notices, communications and waivers under this Guaranty shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) by overnight express carrier, addressed in each case as follows:

If to Payees:	Reserve Holdings, LLC 501 4th Avenue Menominee, MI 49858 Fax: 906-863-7302 Tel: 906-863-7811 Attn: Thomas J. Kuber

with a copy to (which shall not constitute notice):	Godfrey & Kahn, S.C. 333 Main Street, Suite 600 Green Bay, WI 54301 Fax: 920-436-7988 Tel: 920-432-9300 Attn: William J. Plummer, Esq.

If to Guarantor:	Rand Logistics, Inc. 500 Fifth Avenue, 50th Floor New York, NY 10110 Fax: 212-644-3450 Tel: 212-644-6262 Attn: President

with a copy to (which shall not constitute notice):	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Fax: 212-940-8776 Tel: 212-940-8800 Attn: Todd J. Emmerman, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 10 shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

14.           Telecopy Execution and Delivery.  A telecopy, PDF or other reproduction of this Guaranty may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties by facsimile, e-mail or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party, all parties agree to execute an original of this Guaranty as well as any facsimile, telecopy or reproduction thereof.  The parties hereto hereby agree that neither shall raise the execution of facsimile, telecopy, PDF or other reproduction of this Guaranty, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or similar electronic transmission device, as a defense to the formation of this Guaranty.

[Signature page follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

RAND LOGISTICS, INC.

By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Vice President and Chief Financial Officer

[Signature Page to Guaranty]